Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

Investor Relations Contact:

Daniel E. Bachus

Chief Financial Officer

Grand Canyon Education, Inc.

602-639-6648

Dan.bachus@gce.com

GRAND CANYON EDUCATION, INC. REPORTS

THIRD QUARTER 2023 RESULTS

PHOENIX, AZ., November 2, 2023—Grand Canyon Education, Inc. (NASDAQ: LOPE), (“GCE” or the “Company”), is a publicly traded education services company that currently provides services to 25 university partners. GCE provides a full array of support services in the post-secondary education sector and has developed significant technological solutions, infrastructure and operational processes to provide superior services in these areas on a large scale. GCE today announced financial results for the quarter ended September 30, 2023.

(more)

Grand Canyon Education, Inc. Reports Third Quarter 2023 Results

For the three months ended September 30, 2023:

●	Service revenue for the three months ended September 30, 2023 was $221.9 million, an increase of $13.2 million, or 6.3%, as compared to service revenue of $208.7 million for the three months ended September 30, 2022. The increase year over year in service revenue was primarily due to an increase in GCU enrollments to 118,227 at September 30, 2023, an increase of 6.6% over enrollments at September 30, 2022 and an increase in revenue per student year over year. The increase in revenue per student between years is primarily due to the service revenue impact of the increased room, board and other ancillary revenues at GCU in the third quarter of 2023 as compared to the prior year period. In addition, service revenue per student for Accelerated Bachelor of Science in Nursing students at off-campus classroom and laboratory sites generates a significantly higher revenue per student than we earn under our agreement with GCU, as these agreements generally provide us with a higher revenue share percentage, the partners have higher tuition rates than GCU and the majority of their students take more credits on average per semester. The increase in revenue per student in the three months ended September 30, 2023 was also positively impacted by the timing of the Fall semester for the ground traditional campus. The Fall semester started one day earlier in 2023 than in 2022, which had the effect of shifting $1.2 million in service revenue from the fourth quarter of 2023 to the third quarter of 2023 in comparison to the prior year.
●	Partner enrollments totaled 123,165 at September 30, 2023 as compared to 116,202 at September 30, 2022. University partner enrollments at our off-campus classroom and laboratory sites were 5,448, a decrease of 4.3% over enrollments at September 30, 2022, which includes 510 and 421 GCU students at September 30, 2023 and 2022, respectively. We opened six new off-campus classroom and laboratory sites in the year ended December 31, 2022 and five sites in the nine months ended September 30, 2023 increasing the total number of these sites to 40 at September 30, 2023. Enrollments for GCU ground students were 25,232 at September 30, 2023 up from 25,083 at September 30, 2022. GCU online enrollments were 92,995 at September 30, 2023, up from 85,845 at September 30, 2022, an increase of 8.3% between years.
●	Operating income for the three months ended September 30, 2023 was $41.5 million, an increase of $6.0 million as compared to $35.5 million for the same period in 2022. The operating margin for the three months ended September 30, 2023 was 18.7%, compared to 17.0% for the same period in 2022.

●	Income tax expense for the three months ended September 30, 2023 was $8.5 million, an increase of $2.3 million, or 36.6%, as compared to income tax expense of $6.2 million for the three months ended September 30, 2022. Our effective tax rate was 19.3% during the third quarter of 2023 compared to 17.2% during the third quarter of 2022. The increase in our effective tax rate between periods was primarily driven by changes in the magnitude of contributions in lieu of state income taxes as compared to prior periods.

●	Net income increased 19.1% to $35.7 million for the third quarter of 2023, compared to $30.0 million for the same period in 2022. As adjusted net income was $37.8 million and $32.2 million for the third quarters of 2023 and 2022, respectively.

●	Diluted net income per share was $1.19 and $0.96 for the third quarters of 2023 and 2022, respectively. As adjusted diluted net income per share was $1.26 and $1.02 for the third quarters of 2023 and 2022, respectively.

●	Adjusted EBITDA increased 7.4% to $57.0 million for the third quarter of 2023, compared to $53.1 million for the same period in 2022.

For the nine months ended September 30, 2023:

●	Service revenue for the nine months ended September 30, 2023 was $682.6 million, an increase of $30.0 million, or 4.6%, as compared to service revenue of $652.6 million for the nine months ended September 30, 2022. The increase year over year in service revenue was primarily due to an increase in GCU enrollments to 118,227 at September 30, 2023, an increase of 6.6% over enrollments at September 30, 2022.

●	Operating income for the nine months ended September 30, 2023 was $151.5 million, an increase of $4.7 million as compared to $146.8 million for the same period in 2022. The operating margin for the nine months ended September 30, 2023 was 22.2%, compared to 22.5% for the same period in 2022.

●	Income tax expense for the nine months ended September 30, 2023 was $34.6 million, an increase of $0.1 million, or 0.5%, as compared to income tax expense of $34.5 million for the nine months ended September 30, 2022. Our effective tax rate was 21.8% during the nine months ended September 30, 2023 compared to 23.3% during the nine months ended September 30, 2022. The slight decrease in our effective tax rate between periods is attributable to changes in the magnitude of contributions in lieu of state income taxes as well as a mix of other discrete tax items recorded in the respective periods.

●	Net income increased 9.4% to $124.3 million for the nine months ended September 30, 2023, compared to $113.6 million for the same period in 2022. As adjusted net income was $129.7 million and $119.4 million for the nine months ended September 30, 2023 and 2022, respectively.

●	Diluted net income per share was $4.10 and $3.47 for the nine months ended September 30, 2023 and 2022, respectively. As adjusted diluted net income per share was $4.28 and $3.65 for the nine months ended September 30, 2023 and 2022, respectively.

●	Adjusted EBITDA increased 1.2% to $191.4 million for the nine months ended September 30, 2023, compared to $189.1 million for the same period in 2022.

Liquidity and Capital Resources

Our liquidity position, as measured by cash and cash equivalents and investments decreased by $27.3 million between December 31, 2022 and September 30, 2023, which was largely attributable to share repurchases and capital expenditures exceeding cash flows from operations during the nine months ended September 30, 2023. Our unrestricted cash and cash equivalents and investments were $154.4 million and $181.7 million at September 30, 2023 and December 31, 2022, respectively.

Share Repurchase Plan

GCE announced today that on October 25, 2023, the Company’s Board of Directors increased the authorization under its existing stock repurchase program by $200.0 million, reflecting an aggregate authorization for share repurchases since the initiation of our program of $2,045.0 million. The current expiration date on the repurchase authorization by our Board of Directors is March 1, 2025. As of October 31, 2023, there remained $272.4 million available under our current share repurchase authorization, which includes the increased authorization of $200.0 million. As of October 31, 2023, the Company had 30,010,536 shares of common stock outstanding. The plan permits the Company to make purchases in the open market at prevailing market prices or in privately negotiated transactions in compliance with applicable securities laws and other legal requirements. The level of purchase activity is subject to market conditions and other investment opportunities. The plan does not obligate GCE to acquire any particular amount of common stock and may be suspended or discontinued at any time. The repurchase program may be funded using the Company’s available cash, investments and positive operating cash flows.

(more)

Grand Canyon Education, Inc. Reports Third Quarter 2023 Results and Full Year Outlook 2023

2023 Outlook

Q4 2023:

●	Service revenue of between $274.5 million and $275.5 million;
●	Operating margin of between 35.4% and 35.6%;
●	Effective tax rate of 20.3%;
●	Diluted EPS of between $2.64 and $2.67; and
●	29.7 million diluted shares.

The diluted EPS guidance includes non-cash amortization of intangible assets net of taxes of $1.7 million, which equates to a $0.06 impact on diluted EPS. Thus, as adjusted, Non-GAAP diluted income per share of between $2.70 and $2.73.

Full Year 2023:

●	Service revenue of between $957.1 million and $958.1 million;
●	Operating margin of between 26.0% and 26.1%;
●	Effective tax rate of 21.2%;
●	Diluted EPS between $6.74 and $6.77; and
●	30.1 million diluted shares.

The diluted EPS guidance includes non-cash amortization of intangible assets net of taxes of $6.6 million and losses on fixed asset disposals net of taxes of $0.5 million, which equates to a $0.24 impact on diluted EPS. Thus, as adjusted, Non-GAAP diluted income per share of between $6.98 and $7.01.

Forward-Looking Statements

This news release contains “forward-looking statements” which include information relating to future events, future financial performance, strategies expectations, competitive environment, regulation, and availability of resources. These forward-looking statements include, without limitation, statements regarding: proposed new programs; whether regulatory, economic, or business developments or other matters may or may not have a material adverse effect on our financial position, results of operations, or liquidity; projections, predictions, expectations, estimates, and forecasts as to our business, financial and operating results, and future economic performance; and management’s goals and objectives and other similar expressions concerning matters that are not historical facts. Words such as “may,” “should,” “could,” “would,” “predicts,” “potential,” “continue,” “expects,” “anticipates,” “future,” “intends,” “plans,” “believes,” “estimates” and similar expressions, the negative of these expressions, as well as statements in future tense, identify forward-looking statements.

Forward-looking statements should not be read as a guarantee of future performance or results and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Forward-looking statements are based on information available at the time those statements are made or management’s good faith belief as of that time with respect to future events and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause our actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements include, but are not limited to: the harm to our business, results of operations, and financial condition, and harm to our university partners resulting from epidemics, pandemics, or public health crises: the occurrence of any event, change or other circumstance that could give rise to the termination of any of our key university partner agreements; our ability to properly manage risks and challenges associated with strategic initiatives, including potential acquisitions or divestitures of, or investments in, new businesses, acquisitions of new properties and new university partners, and expansion of services provided to our existing university partners; our failure to comply with the extensive regulatory framework applicable to us either directly as a third party education services provider or indirectly through our university partners, including Title IV of the Higher Education Act and the regulations thereunder, state laws and regulatory requirements, and accrediting commission requirements; regulatory actions taken against our university partners that impact their businesses and that directly or indirectly reduce the service revenue we can earn under our master services agreements; competition from other education services companies in our geographic region and market sector, including competition for students, qualified executives and other personnel; the pace of growth of our university partners’ enrollment and its effect on the pace of our own growth; our ability to, on behalf of our university partners, convert prospective students to enrolled students and to retain active students to graduation; our success in updating and expanding the content of existing programs and developing new programs in a cost-effective manner or on a timely basis for our university partners; the impact of any natural disasters or public health emergencies; and other factors discussed in reports on file with the Securities and Exchange Commission, including as set forth in Part I, Item 1A of our Annual Report on Form 10-K for period ended December 31, 2022, as updated in our subsequent reports filed with the Securities and Exchange Commission on Form 10Q or Form 8-K.

Forward-looking statements speak only as of the date the statements are made.  You should not put undue reliance on any forward-looking statements.  We assume no obligation to update forward-looking statements to reflect actual results, changes in assumptions, or changes in other factors affecting forward-looking information, except to the extent required by applicable securities laws.  If we do update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

Grand Canyon Education, Inc. Reports Third Quarter 2023 Results

Conference Call

Grand Canyon Education, Inc. will discuss its third quarter 2023 results and full year 2023 outlook during a conference call scheduled for today, November 2, 2023 at 4:30 p.m. Eastern time (ET).

Live Conference Dial-In:

Those interested in participating in the question-and-answer session should follow the conference dial-in instructions below. Participants may register for the call here to receive the dial-in numbers and unique PIN to access the call seamlessly. Please dial in at least ten minutes prior to the start of the call.  Journalists are invited to listen only.

Webcast and Replay:

Investors, journalists and the general public may access a live webcast of this event at: Q3 2023 Grand Canyon Education Inc. Earnings Conference Call. A webcast replay will be available approximately two hours following the conclusion of the call at the same link.

About Grand Canyon Education, Inc.

Grand Canyon Education, Inc. (“GCE”), incorporated in 2008, is a publicly traded education services company that currently provides services to 25 university partners. GCE is uniquely positioned in the education services industry in that its leadership has over 30 years of proven expertise in providing a full array of support services in the post-secondary education sector and has developed significant technological solutions, infrastructure and operational processes to provide superior services in these areas on a large scale. GCE provides services that support students, faculty and staff of partner institutions such as marketing, strategic enrollment management, counseling services, financial services, technology, technical support, compliance, human resources, classroom operations, content development, faculty recruitment and training, among others. For more information about GCE visit the Company's website at www.gce.com.

Grand Canyon Education, Inc., 2600 W. Camelback Road, Phoenix, AZ 85017, www.gce.com.

###

Grand Canyon Education, Inc. Reports Third Quarter 2023 Results

GRAND CANYON EDUCATION, INC.

Consolidated Income Statements

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2023	2022	2023	2022
(In thousands, except per share data)
Service revenue	$221,913	$208,720	$682,615	$652,606
Costs and expenses:
Technology and academic services	39,174	37,641	115,643	112,136
Counseling services and support	73,824	67,235	219,565	200,773
Marketing and communication	53,097	50,651	156,797	151,237
General and administrative	12,175	15,576	32,838	35,323
Amortization of intangible assets	2,105	2,105	6,315	6,315
Total costs and expenses	180,375	173,208	531,158	505,784
Operating income	41,538	35,512	151,457	146,822
Interest expense	(1)	—	(27)	(5)
Investment interest and other	2,739	745	7,482	1,294
Income before income taxes	44,276	36,257	158,912	148,111
Income tax expense	8,537	6,249	34,636	34,463
Net income	$35,739	$30,008	$124,276	$113,648
Earnings per share:
Basic income per share	$1.20	$0.96	$4.12	$3.48
Diluted income per share	$1.19	$0.96	$4.10	$3.47
Basic weighted average shares outstanding	29,776	31,302	30,138	32,623
Diluted weighted average shares outstanding	29,912	31,387	30,277	32,709

Grand Canyon Education, Inc. Reports Third Quarter 2023 Results

GRAND CANYON EDUCATION, INC.

Consolidated Balance Sheets

	As of September 30,	As of December 31,
(In thousands, except par value)	2023	2022
ASSETS:	(Unaudited)
Current assets
Cash and cash equivalents	$56,871	$120,409
Investments	97,553	61,295
Accounts receivable, net	104,475	77,413
Income taxes receivable	3,770	2,788
Other current assets	12,069	11,368
Total current assets	274,738	273,273
Property and equipment, net	164,638	147,504
Right-of-use assets	90,393	72,719
Amortizable intangible assets, net	170,485	176,800
Goodwill	160,766	160,766
Other assets	2,136	1,687
Total assets	$863,156	$832,749
LIABILITIES AND STOCKHOLDERS’ EQUITY:
Current liabilities
Accounts payable	$23,696	$20,006
Accrued compensation and benefits	25,446	36,412
Accrued liabilities	33,527	22,473
Income taxes payable	91	12,167
Deferred revenue	6,237	—
Current portion of lease liability	10,518	8,648
Total current liabilities	99,515	99,706
Deferred income taxes, noncurrent	26,694	26,195
Other long-term liabilities	416	436
Lease liability, less current portion	86,001	68,793
Total liabilities	212,626	195,130
Commitments and contingencies
Stockholders’ equity
Preferred stock, $0.01 par value, 10,000 shares authorized; 0 shares issued and outstanding at September 30, 2022 and December 31, 2022	—	—
Common stock, $0.01 par value, 100,000 shares authorized; 53,970 and 53,830 shares issued and 30,092 and 31,058 shares outstanding at September 30, 2023 and December 31, 2022, respectively	540	538
Treasury stock, at cost, 23,878 and 22,772 shares of common stock at September 30, 2023 and December 31, 2022, respectively	(1,832,686)	(1,711,423)
Additional paid-in capital	319,266	309,310
Accumulated other comprehensive loss	(593)	(533)
Retained earnings	2,164,003	2,039,727
Total stockholders’ equity	650,530	637,619
Total liabilities and stockholders’ equity	$863,156	$832,749

Grand Canyon Education, Inc. Reports Third Quarter 2023 Results

GRAND CANYON EDUCATION, INC.

Consolidated Statements of Cash Flows

(Unaudited)

	Nine Months Ended
	September 30,
(In thousands)	2023	2022

Cash flows provided by operating activities:
Net income	$124,276	$113,648
Adjustments to reconcile net income to net cash provided by operating activities:
Share-based compensation	9,958	9,484
Depreciation and amortization	16,994	17,023
Amortization of intangible assets	6,315	6,315
Deferred income taxes	517	368
Other, including fixed asset impairments	(134)	1,013
Changes in assets and liabilities:
Accounts receivable from university partners	(27,062)	(31,107)
Other assets	(1,154)	(1,288)
Right-of-use assets and lease liabilities	1,404	700
Accounts payable	3,894	(5,768)
Accrued liabilities	(910)	2,162
Income taxes receivable/payable	(13,058)	(8,172)
Deferred revenue	6,237	6,092
Net cash provided by operating activities	127,277	110,470
Cash flows used in investing activities:
Capital expenditures	(34,186)	(26,301)
Additions of amortizable content	(809)	(294)
Purchases of investments	(73,462)	(132,096)
Proceeds from sale or maturity of investments	37,927	63,373
Net cash used in investing activities	(70,530)	(95,318)
Cash flows used in financing activities:
Repurchase of common shares and shares withheld in lieu of income taxes	(120,285)	(576,206)
Net cash used in financing activities	(120,285)	(576,206)
Net decrease in cash and cash equivalents and restricted cash	(63,538)	(561,054)
Cash and cash equivalents and restricted cash, beginning of period	120,409	600,941
Cash and cash equivalents and restricted cash, end of period	$56,871	$39,887
Supplemental disclosure of cash flow information
Cash paid for interest	$27	$5
Cash paid for income taxes	$47,654	$41,118
Supplemental disclosure of non-cash investing and financing activities
Purchases of property and equipment included in accounts payable	$927	$1,827
ROU Asset and Liability recognition	$17,674	$17,434
Excise tax on treasury stock repurchases	$978	$—

Grand Canyon Education, Inc. Reports Third Quarter 2023 Results

GRAND CANYON EDUCATION, INC.

Adjusted EBITDA  (Non-GAAP Financial Measure)

Adjusted EBITDA is defined as net income plus interest expense, less interest income and other gain (loss) recognized on investments, plus income tax expense, and plus depreciation and amortization (EBITDA), as adjusted for (i) contributions to private Arizona school tuition organizations in lieu of the payment of state income taxes; (ii) share-based compensation, and (iii) unusual charges or gains, such as litigation and regulatory reserves, impairment charges and asset write-offs, and exit or lease termination costs. We present Adjusted EBITDA because we consider it to be an important supplemental measure of our operating performance. We also make certain compensation decisions based, in part, on our operating performance, as measured by Adjusted EBITDA. All of the adjustments made in our calculation of Adjusted EBITDA are adjustments to items that management does not consider to be reflective of our core operating performance. Management considers our core operating performance to be that which can be affected by our managers in any particular period through their management of the resources that affect our underlying revenue and profit generating operations during that period and does not consider the items for which we make adjustments (as listed above) to be reflective of our core performance.

We believe Adjusted EBITDA allows us to compare our current operating results with corresponding historical periods and with the operational performance of other companies in our industry because it does not give effect to potential differences caused by variations in capital structures (affecting relative interest expense, including the impact of write-offs of deferred financing costs when companies refinance their indebtedness), tax positions (such as the impact on periods or companies of changes in effective tax rates or net operating losses), the book amortization of intangibles (affecting relative amortization expense), and other items that we do not consider reflective of underlying operating performance. We also present Adjusted EBITDA because we believe it is frequently used by securities analysts, investors, and other interested parties as a measure of performance.

In evaluating Adjusted EBITDA, investors should be aware that in the future we may incur expenses similar to the adjustments described above. Our presentation of Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by expenses that are unusual, non-routine, or non-recurring. Adjusted EBITDA has limitations as an analytical tool in that, among other things it does not reflect:

●	cash expenditures for capital expenditures or contractual commitments;

●	changes in, or cash requirements for, our working capital requirements;

●	interest expense, or the cash required to replace assets that are being depreciated or amortized; and

●	the impact on our reported results of earnings or charges resulting from the items for which we make adjustments to our EBITDA, as described above and set forth in the table below.

In addition, other companies, including other companies in our industry, may calculate these measures differently than we do, limiting the usefulness of Adjusted EBITDA as a comparative measure. Because of these limitations, Adjusted EBITDA should not be considered as a substitute for net income, operating income, or any other performance measure derived in accordance with and reported under GAAP, or as an alternative to cash flow from operating activities or as a measure of our liquidity. We compensate for these limitations by relying primarily on our GAAP results and only use Adjusted EBITDA as a supplemental performance measure.

The following table provides a reconciliation of net income to Adjusted EBITDA, which is a non-GAAP measure for the periods indicated:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2023	2022	2023	2022

	(Unaudited, in thousands)		(Unaudited, in thousands)
Net income	$35,739	$30,008	$124,276	$113,648
Plus: interest expense	1	—	27	5
Less: investment interest and other	(2,739)	(745)	(7,482)	(1,294)
Plus: income tax expense	8,537	6,249	34,636	34,463
Plus: amortization of intangible assets	2,105	2,105	6,315	6,315
Plus: depreciation and amortization	6,055	5,671	16,994	17,023
EBITDA	49,698	43,288	174,766	170,160
Plus: contributions in lieu of state income taxes	3,500	5,000	3,500	5,000
Plus: loss on fixed asset disposal	440	491	575	1,155
Plus: litigation and regulatory reserves	24	1,188	2,571	3,316
Plus: share-based compensation	3,336	3,123	9,958	9,484
Adjusted EBITDA	$56,998	$53,090	$191,370	$189,115

Non-GAAP Net Income and Non-GAAP Diluted Income Per Share

The Company believes the presentation of non-GAAP net income and non-GAAP diluted income per share information that excludes amortization of intangible assets and loss on disposal of fixed assets allows investors to develop a more meaningful understanding of the Company’s performance over time. Accordingly, for the three-months and nine-months ended September 30, 2023 and 2022, the table below provides reconciliations of these non-GAAP items to GAAP net income and GAAP diluted income per share, respectively:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2023	2022	2023	2022

	(Unaudited, in thousands except per share data)
GAAP Net income	$35,739	$30,008	$124,276	$113,648
Amortization of intangible assets	2,105	2,105	6,315	6,315
Loss on disposal of fixed assets	440	491	575	1,155
Income tax effects of adjustments(1)	(491)	(447)	(1,502)	(1,738)
As Adjusted, Non-GAAP Net income	$37,793	$32,157	$129,664	$119,380

GAAP Diluted income per share	$1.19	$0.96	$4.10	$3.47
Amortization of intangible assets (2)	0.06	0.05	0.16	0.15
Loss on disposal of fixed assets (3)	0.01	0.01	0.02	0.03
As Adjusted, Non-GAAP Diluted income per share	$1.26	$1.02	$4.28	$3.65

(1)	The income tax effects of adjustments are based on the effective income tax rate applicable to adjusted (non-GAAP) results.
(2)	The amortization of acquired intangible assets per diluted share is net of an income tax benefit of $0.01 for each of the three months ended September 30, 2023 and 2022, and net of an income tax benefit of $0.05 and $0.04 for the nine months ended September 30, 2023 and 2022, respectively.
(3)	The loss on disposal of fixed assets per diluted share is net of an income tax benefit of $0.00 for each of the three months ended September 30, 2023 and 2022, respectively, and net of an income tax benefit of $0.00 and $0.01 for the nine months ended September 30, 2023 and 2022, respectively.